                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2

               K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                  DEFICIENCY OF EARNINGS TO FIXED CHARGES AND
     DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 AND 1996 AND
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

                                                   YEARS ENDED DECEMBER 31,                           SIX MONTHS ENDED JUNE 30,
                              ------------------------------------------------------------------  ---------------------------------
                                1992       1993       1994       1995       1996        1996        1996       1997        1997
                               ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     PRO FORMA    ACTUAL     ACTUAL     PRO FORMA
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Earnings before fixed
  charges:
  Net income (loss).........  ($145,342) $ (86,496) $ (41,403) $ (75,435) $   8,044   $ (11,488)  $ (35,378) $ (24,247)  $ (23,761)
  Income tax benefit........       (314)        --    (42,100)   (59,600)   (53,300)    (53,300)         --     (1,685)     (1,685)
  Extraordinary charge......     19,814         --     11,874         --      9,553       9,553       7,572     15,401      15,401
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Loss from continuing
  operations before income
  tax benefit and
  extraordinary charge......   (125,842)   (86,496)   (71,629)  (135,035)   (35,703)    (55,235)    (27,806)   (10,531)    (10,045)
Interest expense and
  amortization of deferred
  financing and
  organizational costs......     80,104     77,856     81,431    108,972    128,263     139,787      59,464     70,545      70,059
Interest portion of rental
  expenses..................      5,158      5,838      7,991      8,129     10,510      10,510       5,319      5,951       5,951
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Earnings (loss) before fixed
  charges...................    (40,580)    (2,802)    17,793    (17,934)   103,070      95,062      36,977     65,965      65,965
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Fixed charges:
  Interest expense and
    amortization of deferred
    financing and
    organizational costs....     80,104     77,856     81,431    108,972    128,263     139,787      59,464     70,545      70,059
  Interest portion of rental
    expenses................      5,158      5,838      7,991      8,129     10,510      10,510       5,319      5,951       5,951
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
      Total fixed charges...     85,262     83,694     89,422    117,101    138,773     150,297      64,783     76,496      76,010

Deficiency of earnings to
  fixed charges.............   (125,842)   (86,496)   (71,629)  (135,035)   (35,703)    (55,235)    (27,806)   (10,531)    (10,045)
Preferred stock dividends...    (16,530)   (22,290)   (25,959)   (28,978)   (43,526)    (43,901)    (19,248)   (24,781)    (24,969)
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Deficiency of earnings to
  fixed charges and
  preferred stock
  dividends.................  $(142,372) $(108,786) $ (97,588) $(164,013) $ (79,229)  $ (99,136)  $ (47,054) $ (35,312)  $ (35,014)
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                              ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2

               K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES

    RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO INTEREST EXPENSE AND RATIO OF EARNINGS BEFORE
 INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES
              TO INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK

      FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 AND 1996 AND
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

                                                                                                      SIX MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                             JUNE 30,
                                ------------------------------------------------------------------  --------------------
                                  1992       1993       1994       1995       1996        1996        1996       1997
                                 ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     PRO FORMA    ACTUAL     ACTUAL
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Earnings before interest,
  taxes, depreciation,
  amortization and provision
  for one-time charges........  $ 125,351  $ 138,242  $ 162,094  $ 216,115  $ 276,603   $ 277,606   $ 122,495  $ 142,197
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Interest expense..............  $  76,719  $  74,336  $  78,351  $ 105,837  $ 124,601   $ 136,125   $  57,597  $  68,963
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Ratio of earnings before
  interest, taxes,
  depreciation, amortization
  and provision for one-time
  charges to interest
  expense.....................        1.6x       1.9x       2.1x       2.0x       2.2x        2.0x        2.1x       2.1x
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Earnings before interest,
  taxes, depreciation,
  amortization and provision
  for one-time charges........  $ 125,351  $ 138,242  $ 162,094  $ 216,115  $ 276,603   $ 277,606   $ 122,495  $ 142,197
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Interest expense..............     76,719     74,336     78,351    105,837    124,601     136,125      57,597     68,963
Dividends on preferred
  stock.......................     16,530     22,290     25,959     28,978     43,526      43,901      19,248     24,781
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Interest expenses plus
  dividends on preferred
  stock.......................  $  93,249  $  96,626  $ 104,310  $ 134,815  $ 168,127   $ 180,026   $  76,845  $  93,744
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Ratio of earnings before
  interest, taxes,
  depreciation, amortization
  and provision for one-time
  charges to interest expense
  and dividends on preferred
  stock.......................        1.3x       1.4x       1.6x       1.6x       1.6x        1.5x        1.6x       1.5x
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------


                                   1997
                                 PRO FORMA
                                -----------
Earnings before interest,
  taxes, depreciation,
  amortization and provision
  for one-time charges........   $ 142,197
                                -----------
                                -----------
Interest expense..............   $  68,477
                                -----------
                                -----------
Ratio of earnings before
  interest, taxes,
  depreciation, amortization
  and provision for one-time
  charges to interest
  expense.....................         2.1x
                                -----------
                                -----------
Earnings before interest,
  taxes, depreciation,
  amortization and provision
  for one-time charges........   $ 142,197
                                -----------
                                -----------
Interest expense..............      68,477
Dividends on preferred
  stock.......................      24,969
                                -----------
Interest expenses plus
  dividends on preferred
  stock.......................   $  93,446
                                -----------
                                -----------
Ratio of earnings before
  interest, taxes,
  depreciation, amortization
  and provision for one-time
  charges to interest expense
  and dividends on preferred
  stock.......................         1.5x
                                -----------
                                -----------